UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 10, 2008

FCStone Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33363	42-1091210
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

10330 NW Prairie View Road, Kansas City, Missouri 64153

(Address of principal executive offices) (Zip Code)

(800) 255- 6381

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

At the annual meeting of FCStone Group, Inc. (the “Company”) on January 10, 2008, Robert V. Johnson retired from his position as Executive Vice-President and Chief Financial Officer. William J. Dunaway, the Company’s Executive Vice President and Treasurer, assumed the role of Chief Financial Officer.

Mr. Dunaway, 36, has been with the Company for more than seven years, including the last four years as Executive Vice President and Treasurer. Prior to that, Mr. Dunaway held a variety of financial positions within the organization. He has served as Vice President of Accounting and Finance with responsibility for the regulatory accounting of FCStone, LLC, a wholly-owned subsidiary of the Company, which is a member of all major domestic commodity exchanges and provides access to all major commodity exchanges throughout the world. He also has served as Senior Vice-President and Treasurer at FCStone LLC, Vice President of Administration and Finance of FCStone Trading Group, LLC and Group Controller and Assistant Treasurer of the Company.

Also on January 10, 2008, Aaron M. Schroeder, 32, was appointed to the role of Chief Accounting Officer of the Company. Mr. Schroeder has been with the Company and its subsidiaries for nearly five years. He has served as Director of Accounting, Financial Reporting Manager, Group Controller and Assistant Treasurer of the Company, Divisonal Controller and Assistant Treasurer of FGDI, LLC and Assistant Treasurer of the Company’s subsidiaries FCStone, LLC, FCStone Financial, Inc. and FCStone Merchant Services, LLC. Mr. Schroeder also serves on the Company’s Disclosure Committee. Before coming to work for the Company, he worked as a Senior Associate at the accounting firm, KPMG LLP.

Item 9.01 Financial Statements and Exhibits.

d)	Exhibits

None.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FCSTONE GROUP, INC.

Dated: January 11, 2008

	By:	/s/ Paul G. Anderson
Paul G. Anderson
Chief Executive Officer

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